SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2002

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, include area code:   651-293-2233

(Not applicable)
(Former name or former address, if changed from last report.)

Item 5.    Other Events and Regulation FD Disclosure.

On January 10, 2002 Ecolab Inc. (the “Company”) announced that it plans to take certain restructuring and other cost savings actions during 2002 which are anticipated to result in one-time pretax charges of $50,000,000 to $60,000,000, to be partially offset by an estimated $20,000,000 of one-time savings related to changes in certain of the Company's benefit plans.  These actions are expected to produce ongoing annual cost savings.

In addition, the Company announced that it expects diluted earnings per share for the fourth quarter ended December 31, 2001 to be approximately $0.30, resulting in full year 2001 diluted earnings of approximately $1.45 per share.  Final results for 2001 are expected to be announced February 14, 2002.

The Company also issued a forecast for its 2002 financial performance

A copy of the Company’s News Release dated January 10, 2002 is attached hereto as Exhibit (99).  The News Release sets forth certain risk factors and uncertainties together with other forward-looking statement disclosures for the purpose of complying with the Private Securities Litigation Reform Act of 1995.

Item 7.    Financial Statements and Exhibits.

(c)           Exhibits.

(99)         Ecolab Inc. News Release dated January 10, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

By: /s/Kenneth A. Iverson

      Kenneth A. Iverson

      Vice President and Secretary

Date:       January 11, 2002

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	METHOD OF FILING
(99)	Ecolab Inc. News Release dated January 10, 2002	Filed herewith electronically.